UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2015, the board of directors (the “Board”) of GenCorp Inc. (the “Company”) appointed Eileen Drake to serve as the Company’s Chief Operating Officer (“COO”).

Ms. Drake, 49, was previously employed at United Technologies Corporation (“UTC”), from 2003 until January 2015, where she served as president of Pratt & Whitney AeroPower’s auxiliary power unit and small turbojet propulsion business from 2012 to January 2015.  In her prior positions at UTC, she served as the vice president of Operations from 2009 to 2012, and also vice president of Quality, Environmental, Health & Safety, and Achieving Competitive Excellence (ACE) for UTC’s Carrier Corporation from 2006 to 2009, as well as for Pratt & Whitney from 2003 to 2006.  Before joining UTC, Ms. Drake managed production operations at both the Ford Motor Company and Visteon Corporation, where she was Ford’s product line manager for steering systems and plant manager of Visteon’s fuel system operation.  Ms. Drake served on active duty for seven years as a U.S. Army aviator and airfield commander of Davison Army Airfield in Fort Belvoir, Virginia.  Ms. Drake is a distinguished military graduate of the U.S. Army Aviation Officer School.  She received a Master of Business Administration from Butler University and a Bachelor of Arts from The College of New Rochelle.

Ms. Drake does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer.  Ms. Drake is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Pursuant to the terms of Ms. Drake’s offer letter, attached hereto as Exhibit 10.1, she will receive an annual base salary of $500,000 and will also be eligible to receive the following: (i) an annual target incentive opportunity of 75% of base salary, (ii) a long-term incentive target of 100% of base salary, (iii) coverage of 90 days of temporary living expenses and the equivalent of one month’s salary ($41,666.67) for incidental moving costs, (iv) participation in the Company’s benefits program and 401(k) plan sponsored by the Company, and (v) four (4) weeks of paid time off per annum. Additionally, consistent with the terms of Ms. Drake’s offer letter, on March 2, 2015 Ms. Drake was awarded 25,667 restricted shares of the Company’s common stock. These shares will vest 36 months from the date of the grant.  On March 2, 2015, Ms. Drake was also awarded a grant of 57,873 restricted shares, which will vest 50% on January 3, 2016 and 50% on January 3, 2017.

The foregoing description of Ms. Drake’s offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01   Other Events.

On March 2, 2015, the Company issued a press release announcing the appointment of Eileen Drake to serve as the Company’s COO.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

10.1	Offer letter between GenCorp and Eileen Drake, dated March 2, 2015.

99.1	Press release, dated March 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2015	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary